SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34207
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(941) 752-5900

Item 7.01 Regulation FD Disclosure.

At 10:00 a.m. on Tuesday, June 6, 2006, executive officers of Coast Financial Holdings, Inc., a Florida corporation (the “Company”), will meet with certain investors and deliver a Slide Presentation entitled “Institutional Information Conference Call” (the “Presentation”). The Presentation will provide an overview of the Company, including manangement initiatives such as restructuring the Company, adding franchises, and streamlining efficiency and profitability; long-term objectives; and growth opportunities. The Presentation will also review the Company’s financial performance by providing information regarding the Company’s balance sheet, loan portolio, deposit mix, and investment highlights.

A copy of the Presentation to be delivered is attached hereto as Exhibit 1. The summary thereof, contained herein, is qualified in its entirety by reference to the Presentation filed herewith.

The information contained herein, including Exhibit 1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this report (including the exhibit hereto) is not to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, whether filed prior to or after the furnishing of this Form 8-K, regardless of any general or specific incorporation language in such filing.

Moreover, the Presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. These risks are discussed in the Company’s filings with the Securites and Exchange Commission, including a discussion of risk factors and the cautionary statements contained in “A Note About Forward-Looking Statements” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 24, 2006.

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: June 5, 2006	By:	/s/ Brian F. Grimes
Brian F. Grimes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1	Coast Financial Holdings, Inc. Slide Presentation, “Institutional Information Conference Call,” to be delivered at 10:00 a.m. on Tuesday, June 6, 2006.